EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 registering 4,140,932 shares of common stock) pertaining to the Texas Meridian Resources Corporation 1997 Long-Term Incentive Plan and the Texas Meridian Resources Corporation Director Stock Option Plan of our report dated March 17, 1999, with respect to the consolidated financial statements of The Meridian Resource Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG L.L.P.


Houston, Texas
July 23, 1999